EXHIBIT 23.2

Independent Registered Public Accounting Firm’s Consent

We consent to incorporation by reference in this Form S-8 Registration Statement of Scanner Technologies Corporation of our report dated February 13, 2004, appearing in the Annual Report on Form 10-KSB of Scanner Technologies Corporation for the year ended December 31, 2003.

/s/   Lurie Besikof Lapidus & Company, LLP

Minneapolis, Minnesota
August 24, 2004